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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 1998 (except with respect to the matter discussed in Note 15, as to which the date is March 16, 1998) included in the Qwest Communications International Inc.'s Amendment No. 2 to Form S-4 Registration Statement File No. 333-65095 and to all references to our Firm included in this registration statement.

                                           /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------

Columbus, Ohio,
September 15, 1999